EXHIBIT 8(c)(4)

AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT DATED

SEPTEMBER 1, 2013 (FIDELITY)

VARIABLE INSURANCE PRODUCTS FUND I,

VARIABLE INSURANCE PRODUCTS FUND II,

VARIABLE INSURANCE PRODUCTS FUND III,

VARIABLE INSURANCE PRODUCTS FUND IV,

VARIABLE INSURANCE PRODUCTS FUND V,

FIDELITY DISTRIBUTORS CORPORATION

and

TRANSAMERICA LIFE INSURANCE COMPANY

Schedule A

Separate Accounts and Associated Contracts

Revised September 1, 2013

Products	Accounts
Fidelity Income Plus	Fidelity Variable Annuity Account

Transamerica Variable Annuity Series

Partners Variable Annuity Series

MEMBERS® Variable Annuity Series

Transamerica AxiomSM II

Transamerica Advisor EliteSM II

Transamerica LandmarkSM Variable Annuity

Transamerica FreedomSM Variable Annuity

Transamerica ExtraSM Variable Annuity

Transamerica Advisor EliteSM Variable Annuity

Transamerica AxiomSM Variable Annuity

Transamerica LibertySM Variable Annuity

MEMBERS® LandmarkSM Variable Annuity

MEMBERS® FreedomSM Variable Annuity

MEMBERS® ExtraSM Variable Annuity

MEMBERS® LibertySM Variable Annuity

Transamerica Variable Annuity O-Share

Separate Account VA B

Retirement Income BuilderSM Variable Annuity

Immediate Income BuilderSM

Portfolio SelectSM Variable Annuity

Retirement Income BuilderSM II Variable Annuity

Transamerica Access Variable Annuity

Privilege Select Variable Annuity

Premier Asset Builder Variable Annuity

Immediate Income BuilderSM II

Retirement Income BuilderSM IV

Transamerica Opportunity Builder

Transamerica Traditions Variable Annuity

Transamerica PrincipiumSM Variable Annuity

Retirement Builder Variable Annuity Account
Advantage V	PFL Corporate Account One
PFL Variable Universal Life Policy	PFL Variable Life Account A
Legacy Builder Plus Variable Universal Life Policy	Separate Account VUL A
Advantage X Variable Adjustable Life Insurance Policy	Transamerica Corporate Separate Account Sixteen

Advantage R3 Variable Adjustable Life Insurance Policy	Transamerica Separate Account R3
Advantage VI Variable Adjustable Group Life Insurance Policy	PFL Corporate Account One
TransMark Optimum Choice® Variable Annuity	Separate Account VA-8
Transamerica Elite	Separate Account VUL-3
TransSurvivor	Separate Account VUL-4
TransUltra	Separate Account VUL-5
TransAccumulator VUL TransAccumulator VUL II	Separate Account VUL-6
Variable Protector	Variable Life Account A

3